Exhibit 99.1

Synergy Pharmaceuticals Reports Third Quarter 2012 Financial Results

Synergy Advances Clinical Programs

NEW YORK, November 13, 2012 -- Synergy Pharmaceuticals, Inc. (Nasdaq:SGYP), a developer of new drugs to treat gastrointestinal disorders and diseases, today reported its financial results and business update for the third quarter and nine month ended September 30, 2012. Synergy is developing plecanatide for the treatment of chronic idiopathic constipation (CIC) and constipation-predominant irritable bowel syndrome (IBS-C).

“The third quarter of 2012 has been the most productive and exciting quarter in our history,” said Gary S. Jacob, Ph.D., President and CEO of Synergy.  “During this period, we successfully completed enrollment, totaling 951 patients, in our plecanatide Phase IIb/III clinical trial in CIC patients, and are on track to complete  last visit in all patients by December 7.  After that we will lock the database, analyze the data, and expect to release top-line data during the first week of January 2013.  This has all been accomplished by a highly focused and dedicated Synergy team driven to provide new treatments for people suffering from GI disorders and diseases.”

“We also finalized preparations for the start-up of our plecanatide Phase IIb trial in IBS-C patients which is scheduled to get started shortly,” stated Dr. Jacob.  “Also, during the month of October, our second GC-C receptor agonist drug candidate, SP-333, began a Phase I clinical trial in volunteers.”

Recent Developments

•                  On July 20, 2012, Synergy Signs Definitive Agreement to Acquire Callisto Pharmaceuticals, as Amended October 15, 2012.

•                  On August 14, 2012, Synergy Announces Enrollment in Phase IIb/III Study in CIC Patients will be completed at end of August.

•                  On August 17, 2012, Synergy Pharmaceuticals Acquires FV-100 Shingles Drug From Bristol-Myers Squibb Company.

•                  On September 7, 2012, Synergy files IND for SP-333, a Developmental Drug for Gastrointestinal Diseases.

•                  On September 14, 2012, Synergy enters into a binding letter of intent  with Ironwood Pharmaceuticals, Inc.  giving Synergy an exclusive worldwide license to Ironwood’s method of use patent on plecanatide.

•                  On October 19, 2012, Synergy Initiates Dosing of Healthy Volunteers in Phase I Trial of SP-333, a Second-Generation GC-C Agonist to Treat Ulcerative Colitis.

Financial Update

Synergy’s cash and cash equivalents balance as of September 30, 2012 was $37.4 million, including available for sale securities, as compared to $13.2 million on December 31, 2011. During the nine months ended September 30, 2012 and 2011 net cash provided by financing activities was $48.2 million and $7.8 million, respectively. Net cash used in operating activities during the nine months ended September 30, 2012 and 2011was $23.1 million and $9.7 million, respectively. Net loss for the nine months ended September 30, 2012 was $27.5 million or $0.46 per share, as compared to a net loss of $8.8 million, or $0.19 per share, for the nine months ended September 30, 2011.

Net loss for the quarter ended September 30, 2012 was $9.9 million, or $0.15 per share, as compared to a net loss of $0.6 million, or $0.01 per share, for the quarter ended September 30, 2011. During the quarter ended September 30, 2011 Synergy reported a $4.4 million gain from the change in fair value of derivative instruments, whereas such gain was $0.1 million this quarter.

Synergy had approximately 65.8 million common shares outstanding at September 30, 2012.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s lead proprietary drug candidate plecanatide is a synthetic analog of the human gastrointestinal (GI) hormone uroguanylin, and functions by activating the guanylate cyclase C receptor on epithelial cells of the GI tract. Synergy completed a Phase I study of plecanatide in healthy volunteers and a Phase IIa clinical trial in chronic idiopathic constipation (CIC) patients. In October, 2011, Synergy initiated dosing of patients in a major Phase IIb/III clinical trial of plecanatide to treat CIC. Plecanatide is also being developed to treat constipation-predominant irritable bowel syndrome (IBS-C), with the first trial in IBS-C patients planned for the second half of 2012. Synergy’s second GC-C agonist SP-333 is in clinical development to treat inflammatory bowel diseases, and is presently in a Phase I trial in healthy volunteers. More information is available at http://www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2011 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Condensed Consolidated Balance Sheets ($ in thousands)

(unaudited)	September 30, 2012	December 31, 2011
Assets
Cash, cash equivalents and available for sale securities	$37,367	$13,245
Prepaid expenses and other current assets	1,285	1,063
Total current assets	38,652	14,308
Other assets	2,678	1,562

Total assets	$41,330	$15,870
Liabilities and Stockholders' Equity
Accounts payable	2,506	$1,416
Accrued expenses	2,470	1,331
Total current liabilities	4,976	2,747
Derivative financial instruments -warrants	4,663	3,325
Total Liabilities	9,639	6,072
Total stockholders' equity	31,691	9,798

Total liabilities and stockholders' equity	$41,330	$15,870

Condensed Consolidated Statement of Operations
($ in thousands except per share data) (unaudited)	Three Months ended September 30, 2012	Three Months ended September 30, 2011	Nine Months ended September 30, 2012	Nine Months ended September 30, 2011

Revenues	$ --	$ --	$ --	$ --
Costs and Expenses:
Research and development	8,246	3,883	21,210	7,715
General and administrative	1,843	1,103	5,493	4,525
Loss from Operations	(10,089)	(4,986)	(26,703)	(12,240)
Other income	--	--	256
Interest and investment income	63	20	150	64
Interest expense	--	--	--	(12)
Change in Fair Value of Financial Instruments	141	4,383	(1,169)	3,346

Net Loss	$(9,885)	$(583)	$(27,466)	$(8,842)

Net Loss per common share, basic and diluted	$(0.15)	$(0.01)	$(0.46)	$(0.19)

Weighted Average Common Shares Outstanding (a)	65,806	47,309	60,194	46,708

(a) Weighted average shares outstanding reflects retroactive change of a one for two (1:2) reverse stock split effective on November 30, 2011

CONTACT:	Investor Contact Information:
Danielle Spangler
The Trout Groupsynergy@troutgroup.com
(646) 378-2924